UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2026

Silo Pharma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41512	27-3046338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

677 N. Washington Boulevard Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 400-9031

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Rule 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SILO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On February 20, 2026, Silo Pharma, Inc. (the “Company”) entered into an addendum to Service Agreement with its investor relations consultant pursuant to which is agreed to pay such consultant a commitment fee of $250,000 (the “Commitment Fee”) in consideration of entering into the addendum and restarting the service agreement. The consultant elected to receive the Commitment Fee in shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) resulting in 848,320 shares of Common Stock payable to the consultant in respect of the Commitment Fee based on a $0.2947 share price being the Nasdaq Minimum Price on the date the addendum was signed (the “Commitment Fee Shares”). No proceeds are being received by the Company in respect of this issuance. The Commitment Fee Shares are being issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On February 23, 2026, the Company issued a press release announcing that the Company’s Board of Directors approved a stock repurchase program authorizing the purchase of up to $1 million of the Company’s common stock. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release of Silo Pharma, Inc. dated February 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILO PHARMA, INC.

Date: February 23, 2026	By:	/s/ Eric Weisblum
Eric Weisblum
Chief Executive Officer

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